UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

☐Preliminary Information Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒Definitive Information Statement

GLOBAL SECURITY AGENCY INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒No fee required

☐Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: Common Stock, $0.00001 par value

(2) Aggregate number of securities to which transaction applies: 66,006,450 shares of Common Stock, $0.00001 par value

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state howit was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

GLOBAL SECURITY AGENCY INC.
5259 Jackson Road
Montgomery, Texas 77316
(888) 281-1618

April 26, 2010

Dear Shareholder:

The enclosed Information Statement is being furnished to shareholders of record on April 15, 2010 of Global Security Agency Inc. (the “Company”), a Nevada corporation, in connection with a proposal to consolidate the Company’s issued and outstanding common stock on a one (1) for ten (10) basis (the “Authorized Consolidation”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

The Company’s Board of Directors has fully reviewed and unanimously approved the Authorized Consolidation.

The holders of approximately 98.5% of the Company’s issued and outstanding common stock have approved the Authorized Consolidation by written consent dated April 15, 2010.  However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented to the Authorized Consolidation.

By Order of the Board of Directors,

/s/ Thomas Johnson
Thomas Johnson
President and Director

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

GLOBAL SECURITY AGENCY INC.

Index

Introduction

Item 1.  Information Required by Items of Schedule 14A

     A.  Date, Time and Place Information

     B.  Dissenters' Right of Appraisal

     C.  Voting Securities and Principal Holders Thereof

Item  2. Statements that Proxies are not Solicited

Item  3. Interest of Certain Persons In or In Opposition to Matters to be Acted Upon

Item  4. Proposals be Security Holders

Item  5. Delivery of Documents to Securityholders Sharing an Address

INTRODUCTION

The majority shareholders of Global Security Agency Inc. (the “Company”) have taken an action by written consent without a meeting, pursuant to Section 78.2055 of the Nevada Revised Statutes, to approve a consolidation of the Company’s common stock on a one (1) for ten (10) basis, without any change to the Company’s authorized capital or par value of its shares of common stock (the “Authorized Consolidation”).  The purpose of the Authorized Consolidation is to reorganize the Company’s capital structure in connection with a recent change of control, which management believes will better position the Company to attract financing.

This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and provided to the Company's shareholders pursuant to Rule 14c-2 under the Exchange Act.

The Company is a Nevada corporation. It is a fully-reporting Exchange Act company, and its common stock is quoted on the OTCQB under the trading symbol “BELV”.  Information about the Company can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and its most recent Current Report on Form 8-K dated April 9, 2010, both filed with the Securities and Exchange Commission (the “SEC”).  Additional information about the Company can be found in its public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, at other Internet sites such as http://www.freeedgar.com, as well as by other means from the offices of the SEC.

ITEM 1.  INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A.  Date, Time and Place Information

We are not asking for a proxy and shareholders are not requested to send us a proxy.

There will not be a meeting of the Company’s shareholders to approve the Authorized Consolidation and none is required under applicable Nevada law when the Authorized Consolidation has been approved by the written consent of the holders of a majority of the Company’s issued and outstanding common stock.  This Information Statement is first being mailed on or about April 26, 2010 to the holders of the Company’s common stock as of the record date of April 15, 2010 (the “Record Date”).

B.  Dissenters' Rights of Appraisal

Under Nevada law, the Company’s shareholders do not have dissenters' rights in connection with the Authorized Consolidation.

C.  Voting Securities and Principal Shareholders Thereof

The proposal to consolidate the Company’s common stock on a one (1) for ten (10) basis, from a total of 66,006,450 issued and outstanding shares to approximately 6,600,645 issued and outstanding shares, with all fractional shares to be increased to the nearest whole share, was approved by the holders of a majority of the Company’s issued and outstanding common stock entitled to vote on April 15, 2010.  The vote required for approval was 50% of the shares entitled to vote, plus one vote.  The actual affirmative vote was 98.5% of all issued and outstanding shares.

The Authorized Consolidation will not be effected until at least 20 days after a definitive Information Statement has been delivered to the Company’s shareholders who have not previously consented to the Authorized Consolidation.

On the Record Date, there were 66,006,450 shares of the Company’s common stock issued and outstanding.  Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of shareholders.

Security Ownership Of Certain Beneficial Owners and Management

On January 12, 2010, the Company sold 60,000,000 shares of its common stock to Rock Rutherford at a price of $0.0001 per share for gross proceeds of $6,000.  The sale resulted in a change of control of the Company and Mr. Rutherford currently controls approximately 91% of the Company’s outstanding common stock.

On April 8, 2010, three new directors were appointed to the board of directors of the Company and Shawn Englmann resigned as the Company’s director and officer.  On that date, the Company’s directors appointed four new officers.

The following table sets forth the ownership, as of April 15, 2010, of the Company’s common stock by each of its directors and officers, by all of its officers and directors as a group and by each person known to the Company to be the beneficial owner of more than 5% of any class of its securities.  As of April 15, 2010, there were 66,006,450 issued and outstanding shares of the Company’s common stock.  All persons named have sole voting and investment control with respect to the shares, except as otherwise noted.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Larry Lunger (1)	0	0
Common Stock	Thomas Johnson (2)	0	0
Common Stock	John Kuykendall (3)	0	0
Common Stock	Rock Rutherford (4)	60,000,000	90.9
	All Officers and Directors as a Group	60,000,000	90.9
Common Stock	Shawn Englmann (5) 24442 – 112th Avenue Maple Ridge, British Columbia Canada V3E 1H5	5,450,000 (6)	8.2

(1)	Mr. Lunger is the Company’s Chief Executive Officer.

(2)	Mr. Johnson is the Company’s President and Director.

(3)	Mr. Kuykendall is the Company’s Chief Financial Officer and Director.

(4)	Mr. Rutherford is the Company’s Secretary and Director.

(5)	Mr. Englmann is the Company’s former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(6)
Includes 5,000,000 shares owned by Mr. Englmann and options to acquire another 450,000 shares at a price of $0.00001 per share until July 12, 2011.  The number of shares available for acquisition under the options granted to Mr. Englmann shall remain the same regardless of any consolidation of the Company’s common stock.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

The substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been director or officer of the Company at any time since the beginning of the last fiscal year in the Authorized Consolidation is as follows:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Larry Lunger (1)	0	0
Common Stock	Thomas Johnson (2)	0	0
Common Stock	John Kuykendall (3)	0	0
Common Stock	Rock Rutherford (4)	60,000,000	90.9
	All Officers and Directors as a Group	60,000,000	90.9
Common Stock	Shawn Englmann (1)	5,450,000 (6)	8.2

(1)	Mr. Lunger is the Company’s Chief Executive Officer.

(2)	Mr. Johnson is the Company’s President and Director.

(3)	Mr. Kuykendall is the Company’s Chief Financial Officer and Director.

(4)	Mr. Rutherford is the Company’s Secretary and Director.

(5)	Mr. Englmann is the Company’s former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(6)
Includes 5,000,000 shares owned by Mr. Englmann and options to acquire another 450,000 shares at a price of $0.00001 per share until July 12, 2011.  The number of shares available for acquisition under the options granted to Mr. Englmann shall remain the same regardless of any consolidation the Company’s common stock.

Following the Authorized Consolidation the Company plans to issue 39,000,000 shares of its common stock to its directors, officers and certain other investors.  As a result, the Company expects to have 45,600,645 issued and outstanding shares of its common stock, as set forth in the following table.  There can be no assurance that the Company will issue any additional shares of its common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Larry Lunger (1)	2,000,000	4.4
Common Stock	Thomas Johnson (2)	9,000,000	19.7
Common Stock	John Kuykendall (3)	2,250,000	4.9
Common Stock	Rock Rutherford (4)	6,125,000	13.4
	All Officers and Directors as a Group	19,375,000	42.4
Common Stock	Todd M. Rutherford (5) 101 Canterbury Drive Montgomery, TX 77356	7,750,000	17.0
Common Stock	0873001 B.C. Ltd. (6) 2285 West 15th Avenue Vancouver, British Columbia Canada V6K 2Y6	6,500,000	14.3
Common Stock	0873001 B.C. Ltd. (6) 2285 West 15th Avenue Vancouver, British Columbia Canada V6K 2Y6	6,500,000	14.3

(1)	Mr. Lunger is the Company’s Chief Executive Officer.

(2)	Mr. Johnson is the Company’s President and Director.

(3)	Mr. Kuykendall is the Company’s Chief Financial Officer and Director.

(4)	Mr. Rutherford is the Company’s Secretary and Director.

(5)	Mr. Rutherford is the son of Rock Rutherford, our Secretary and Director.

(6)	Richard Smith has sole voting and investment power over the shares held by 0873001 B.C. Ltd. and 0873001 B.C. Ltd.

ITEM 4. PROPOSALS BY SECURITY HOLDERS

None.

ITEM 5. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders.

The Company undertakes to deliver promptly upon written or oral request a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of this Information Statement or any future Information Statement by writing to the Company at 5259 Jackson Road, Montgomery, Texas 77316, or by telephoning the Company at (888) 281-1618.

Security holders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

April 26, 2010

By the order of the Board of Directors

/s/Thomas Johnson
Thomas Johnson
Director